Exhibit 99.1

NEWS	FOR FURTHER INFORMATION

FOREST OIL CORPORATION	CONTACT: PATRICK J. REDMOND
707 17th STREET, SUITE 3600	VP - CORPORATE PLANNING
DENVER, COLORADO 80202	AND INVESTOR RELATIONS
303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL ANNOUNCES PRICING
OF LONE PINE RESOURCES INC. INITIAL PUBLIC OFFERING

DENVER, COLORADO — May 26, 2011 - Forest Oil Corporation (NYSE:FST) (Forest or the Company) today announced the pricing of the initial public offering by Lone Pine Resources Inc. (Lone Pine), a wholly-owned subsidiary of Forest, of 15,000,000 shares of common stock at $13.00 per share. Lone Pine has granted the underwriters a 30-day over-allotment option to purchase up to 2,250,000 additional shares of common stock, at the same price per share, to cover over-allotments, if any. The common stock being offered to the public is expected to begin trading on May 26, 2011, on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “LPR”, on an “if, as and when issued” basis. The offering is expected to close on or about June 1, 2011, subject to customary closing conditions.

Following completion of the offering, Forest would own 82.3% of the outstanding shares of Lone Pine’s common stock, or 80.2% if the underwriters exercise their over-allotment option in full. Forest intends to distribute, or spin-off, to Forest’s shareholders its remaining ownership in Lone Pine approximately four months following completion of the offering.

Lone Pine intends to use the net proceeds from the offering, which are estimated to be approximately $178 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses, to pay $29 million to Forest as partial consideration for the contribution of its Canadian operations to Lone Pine and to repay a portion of Lone Pine’s outstanding indebtedness to Forest. Lone Pine intends to use borrowings under its new bank credit facility to repay its remaining outstanding indebtedness to Forest.

A registration statement relating to Lone Pine’s shares of common stock has been filed with and declared effective by the U.S. Securities and Exchange Commission (SEC). The registration statement is available on the SEC’s website at www.sec.gov.

Lone Pine has filed and obtained a receipt for a final prospectus for the offering from the securities regulatory authorities in each of the provinces of Canada other than Quebec. A copy of the final supplemented prospectus containing pricing information and other important information relating to the common shares will be available on the SEDAR website at www.sedar.com under Lone Pine’s profile.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the securities described above, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, and TD Securities (USA) LLC are acting as joint book-running managers for the offering in the United States. BMO Capital Markets Corp., Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC are acting as senior co-managers for the offering in the United States. CIBC World Markets Inc., RBC Dominion Securities Inc., BNP Paribas Securities Corp., Howard Weil Incorporated, Johnson Rice & Company L.L.C., Raymond James & Associates, Inc., and Tudor, Pickering, Holt & Co. Securities, Inc. are acting as co-managers for the offering in the United States. J.P. Morgan Securities Canada Inc., Credit Suisse Securities (Canada), Inc., and TD Securities Inc. are acting as joint book-running managers for the offering in Canada. BMO Nesbitt Burns Inc., and Scotia Capital Inc. are acting as senior co-managers for the offering in Canada. CIBC World Markets Corp., RBC Dominion Securities Inc., FirstEnergy Capital Corp., Peters & Co. Limited, and Raymond James Ltd. are acting as co-managers for the offering in Canada.

This offering will be made only by means of a prospectus. Prospective purchasers should carefully review the prospectus.

Copies of the U.S. written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained from the offices of:

J.P. Morgan	Credit Suisse Securities (USA)
Via Broadridge Financial Solutions	Attn: Prospectus Department
1155 Long Island Avenue	One Madison Avenue
Edgewood, New York 11717	New York, NY 10010
Toll Free: 1 (866) 803-9204	Toll Free: 1 (800) 221-1037

Copies of the Canadian prospectus may be obtained from the offices of:

Credit Suisse Securities (Canada)	TD Securities via Symcor, NPM
Attn: Michael Chow	1625 Tech Avenue
1 First Canadian Place	Mississauga, Ontario L4W 5P5
Suite 2900	Canada
Toronto, Ontario M5X 1C9	(289) 360-2009
Canada
(416) 352-4514

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FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that statements relating to the offering by Lone Pine, the listing of the Lone Pine common stock and commencement of trading, the closing date of the offering, the spin-off by Forest, future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures, and other forward-looking statements relating to Forest and Lone Pine are subject to all of the risks and uncertainties normally incident to their exploration for and development and production and sale of oil and gas.

These risks relating to Forest and Lone Pine include, but are not limited to, oil and natural gas price volatility, their access to cash flows and other sources of liquidity to fund their capital expenditures, their level of indebtedness, their ability to replace production, the impact of the current financial and economic environment on their business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in reports that Forest files with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in the registration statement that Lone Pine filed with the SEC and in the preliminary prospectus, as amended, and final prospectus that Lone Pine filed with securities regulatory authorities in Canada. Also, the financial results of Forest’s and Lone Pine’s foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest’s and Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements. No assurance can be given that either the offering by Lone Pine or the spin-off by Forest will be completed or that it will be completed on the terms described in this news release.

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Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in North America and selected international locations. Forest’s principal reserves and producing properties are located in the United States in Arkansas, Louisiana, Oklahoma, Texas, Utah, and Wyoming, and in Canada. Forest’s common stock trades on the New York Stock Exchange under the symbol FST.

Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and liquids in Canada. Lone Pine’s principal reserves, producing properties, and exploration prospects are located in Canada in the provinces of Alberta, British Columbia, and Quebec and the Northwest Territories.

May 26, 2011